                                                                                                           EXHIBIT 4

                                         NAVISTAR INTERNATIONAL CORPORATION
                                           AND CONSOLIDATED SUBSIDIARIES
              ----------------------------------------------------------------------------------------
                                  INSTRUMENTS DEFINING RIGHTS OF SECURITY HOLDERS,
                                                INCLUDING INDENTURES

       The following instruments of Navistar  International  Corporation and its principal subsidiary  International
Truck and Engine Corporation,  and its principal  subsidiary Navistar Financial  Corporation  defining the rights of security holders are incorporated herein by reference.

      4.1  Indenture,  dated as of May 30, 1997, by and between Navistar Financial Corporation and The Fuji Bank and
           Trust  Company,  as  Trustee,  for 9%  Senior  Subordinated  Notes  due 2002 for  $100,000,000.  Filed on
           Registration No. 333-30167.

      4.2  $125,000,000  Credit Agreement dated as of November 26, 1997, as amended by  Amendment No.  1 dated as of
           February  4,  1998,  and as  amended  by  Amendment  No.  2 dated  as of July 10,  1998,  among  Navistar
           International  Corporation  Mexico,  S.A. de C.V.,  Navistar  International  Corporation,  certain banks, certain Co-Arranger banks, Bank of Montreal,  as Paying Agent, and Bancomer,  S.A.,  Institucion de Banca
           Multiple,  Grupo Financiero,  as Peso Agent and Collateral Agent. The Registrant agrees to furnish to the
           Commission  upon request a copy of such  agreement  which it has elected not to file under the provisions of Regulation 601(b) (4) (iii).

      4.3  Indenture,  dated as of February 4, 1998, by and between  Navistar  International  Corporation and Harris
           Trust  and  Savings  Bank,  as  Trustee,  for 7%  Senior  Notes  due  2003  for  $100,000,000.  Filed  on
           Registration No. 333-47063.

      4.4  Indenture,  dated as of February 4, 1998, by and between  Navistar  International  Corporation and Harris
           Trust and Savings Bank, as Trustee,  for 8% Senior  Subordinated  Notes due 2008 for $250,000,000.  Filed
           on Registration No. 333-47063.

      4.5  $200,000,000  Mexican  Peso  Revolving  Credit  Agreement  dated as of  October  20,  1998 as  amended by
           Amendment No. 1 dated  as of November 12, 1999 and as amended by  Amendment  No. 2 dated as of October 2,
           2000, among Arrendadora  Financiera Navistar S.A. de C.V.,  Servicios  Financieros  Navistar S.A. de C.V.
           and Navistar  Comercial S.A. de C.V. and Comerica Bank Mexico,  S.A. The Registrant  agrees to furnish to the  Commission  upon  request  a copy of such  agreement  which it has  elected  not to file  under  the provisions of Regulation 601(b)(4)(iii).

      4.6  Rights Agreement dated as of April 20, 1999 between Navistar  International  Corporation and Harris Trust
           and Savings Bank, as Rights Agent,  including the form of Certificate  of  Designation,  Preferences  and
           Rights of Junior  Participating  Preferred Stock, Series A attached thereto as Exhibit A, and the form of
           Rights  Certificate  attached  thereto as Exhibit B. Filed as Exhibit 1.1 to the  company's  Registration
           Statement on Form 8-A, dated April 20, 1999. Commission File No. 1-9618.

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                                                                                              EXHIBIT 4  (CONTINUED)

                                         NAVISTAR INTERNATIONAL CORPORATION
                                           AND CONSOLIDATED SUBSIDIARIES
              ----------------------------------------------------------------------------------------
                                  INSTRUMENTS DEFINING RIGHTS OF SECURITY HOLDERS,
                                                INCLUDING INDENTURES

      4.7  $100,000,000  Revolving Credit Agreement dated as of July 9, 1999 as amended by Amendment No.  7 dated as of April 25, 2001, among Arrendadora  Financiera Navistar S.A. de C.V.,  Servicios  Financieros  Navistar
           S.A.  de C.V.  and  Navistar  Comercial  S.A. de C.V.  and Banco  Nacional  de Mexico,  S.A. de C.V.  The
           Registrant  agrees to  furnish  to the  Commission  upon  request a copy of such  agreement  which it has elected not to file under the provisions of Regulation 601(b)(4)(iii).

      4.8  $20,000,000 Credit Agreement dated as of August 10, 1999 by and between  Arrendadora  Financiera Navistar
           S.A. de C.V. and Bancomer.  The  Registrant  agrees to furnish to the  Commission  upon request a copy of such agreement, which it has elected not to file under the provisions of Regulation 601(b)(4)(iii).

      4.9  $200,000,000  Mexican  Peso  Revolving  Credit  Agreement  dated as of  August  10,  1999 by and  between
           Servicios Financieros Navistar S.A. de C.V. and Bancomer, S.A.

     4.10  $95,000,000  Forward  contract  dated  as of  April  20,  2000  by  and  between  Navistar  International
           Corporation and Royal Bank of Canada.  The Registrant  agrees to furnish to the Commission upon request a copy  of  such  agreement  which  it  has  elected  not  to  file  under  the  provisions  of  Regulation
           601(b)(4)(iii).

     4.11  Credit  Agreement  for  $820,000,000  Revolving  Credit and  Competitive  Advance  Facility  dated as of
           December 8, 2000, between Navistar  Financial  Corporation,  Arrendadora  Financiera  Navistar,  S.A. de
           C.V., Servicios Financieros Navistar,  S.A. de C.V. and Navistar Comercial,  S.A. de C.V., as borrowers, lenders party hereto,  The Chase Manhattan Bank as Administrative  Agent, Bank of America as Syndication
           Agent and Bank of Nova Scotia as  Documentation  Agent.  Filed as Exhibit  10.05 to  Navistar  Financial
           Corporation's Form 10-Q dated March 15, 2001.  Commission File No. 1-4146-1.

     4.12  Guarantee,  dated as of December 8, 2000, made by Navistar  International  Corporation,  in favor of The
           Chase Manhattan Bank, as Administrative  Agent, for the lenders parties to the Credit  Agreement,  dated as of December 8, 2000, among Navistar Financial Corporation and Arrendadora  Financiera Navistar,  S.A.
           de C.V.,  Servicios  Financieros  Navistar,  S.A. de C.V.  and  Navistar  Comercial,  S.A. de C.V.,  the
           Lenders,  Bank of America,  N.A., as syndication agent, The Bank of Nova Scotia, as documentation agent, and the  Administrative  Agent.  Filed as Exhibit 10.07 to Navistar  Financial  Corporation's  Form 10-Q
           dated March 15, 2001.  Commission File No. 1-4146-1.

     4.13  364-Day Credit Agreement for $80,000,000  364-Day  Revolving  Credit  Facility,  as of December 8, 2000,
           between Navistar Financial Corporation, as borrowers,  lenders party hereto, The Chase Manhattan Bank as
           Administrative  Agent,  Bank of  America,  N.A.,  as  Syndication  Agent  and  Bank of Nova  Scotia,  as
           Documentation  Agent. Filed as Exhibit 10.08 to Navistar  Financial  Corporation's Form 10-Q dated March
           15, 2001.  Commission File No. 1-4146-1.
                                                        E-3
                                                                                              EXHIBIT 4  (CONTINUED)

                                         NAVISTAR INTERNATIONAL CORPORATION
                                           AND CONSOLIDATED SUBSIDIARIES
              ----------------------------------------------------------------------------------------
                                  INSTRUMENTS DEFINING RIGHTS OF SECURITY HOLDERS,
                                                INCLUDING INDENTURES

     4.14  $50,000,000  Mexican  Peso Credit  Agreement  dated as of November 22,  2000,  by and between  Servicios
           Financieros Navistar,  S.A. de C.V., Arrendadora Financiera Navistar,  S.A. de C.V., Navistar Comercial,
           S.A. de C.V. and Banco Nacional de Obras y Servicios Publicos, S.N.C.

     4.15  Indenture,  dated as of May 31, 2001, by and between Navistar  International  Corporation,  International
           Truck and Engine Corporation and BNY Midwest Trust Company, as Trustee,  for 9 3/8% Senior Notes due 2006
           for $400  million.  The  Registrant  agrees to  furnish  to the  Commission  upon  request a copy of such agreement, which it has elected not to file under the provisions of Regulation 601(b)(4)(iii).

=====

     Instruments  defining  the  rights  of  holders  of  other  unregistered  long-term  debt of  Navistar  and its subsidiaries  have been  omitted  from this  exhibit  index  because  the amount of debt  authorized  under any such instrument  does not  exceed  10% of the total  assets of the  Registrant  and its  consolidated  subsidiaries.  The
Registrant agrees to furnish a copy of any such instrument to the Commission upon request.

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